THIS CANCELLATION AGREEMENT is made this 4th day of October, 2008.

BETWEEN:
TAO MINERALS, LTD., a Nevada corporation with a principal
executive office at Officina 624, Empresarial Mall Ventura, Cra.32#1B
Sur 51, Medellin, Columbia

(hereinafter referred to as the "Company")

AND:

OUTBOARD INVESTMENTS, LTD., of BCM Cape Building
Leeward Highway Providenciales, Turks and Caicos, BWI
(hereinafter referred to as the "Investor")

WHEREAS:

A.

The Investor and the Company entered into a Securities Purchase Agreement dated April 4, 2008 (the “Purchase Agreement”), wherein the Investor purchased from the Company a 10% convertible note in the aggregate principal amount of one million dollars ($1,000,000) (the “Note”);

B.	The Company and the Investor wish to cancel the Note and the Purchase Agreement;

THEREFORE this agreement witnesses that in consideration of the sum of $1.00 given by the Company to the Investor and other good and valuable consideration given by each to the other, the receipt and sufficiency of which is acknowledged by the respective parties, the parties hereto agree as follows:

1.	The Purchase Agreement is hereby cancelled and of no further force and effect.

2.

The Note is hereby cancelled and of no further force and effect, with the exception of the convertible note in the principal sum of $125,000 previously advanced dated April 4, 2008 (the “First Tranche Note”).

3.	All obligations of the Investor and the Company under the Purchase Agreement and the Note are hereby terminated, with the exception of the First Tranche Note.

4.	The parties agree to execute such further documents and assurances as may be required to effect the intent hereof.

5.	This Agreement is personal in nature and shall enure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and permitted assigns.

6.	Whenever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires, and vice versa.

7.	This Agreement shall be governed, construed and enforced according to the laws of the State of Nevada.

8.

The Investor and the Company may execute this Agreement in two or more counterparts and deliver same by facsimile, and any such counterparts and facsimiles shall be deemed to constitute one and the same instrument, to be an originally executed document, and to bear the date and be effective as of the date first above written.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

TAO MINERALS, LTD.

Per:
Authorized Signatory

OUTBOARD INVESTMENTS, LTD.
Per:
Authorized Signatory